EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


               Dated:  December 11, 2000


                           ARTISAN INVESTMENT CORPORATION
                              for itself and as general partner of
                              ARTISAN PARTNERS LIMITED
                              PARTNERSHIP


                           By: /s/Andrew A. Ziegler
                              ----------------------------------------
                                        Andrew A. Ziegler
                                        President


                           ANDREW A. ZIEGLER

                           /s/Andrew A. Ziegler
                           --------------------------------------------


                           CARLENE MURPHY ZIEGLER

                           /s/Carlene Murphy Ziegler
                           --------------------------------------------

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